Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in:

•Post-effective Amendment No. 2 to Form S-1 on Form S-3 (Registration Statement No. 333-215288)
•Form S-8 (Registration Statement Nos. 333-219687 and 333-232025)

of our reports dated February 25, 2022, relating to the financial statements and financial statement schedule of Vistra Corp. and its subsidiaries and the effectiveness of Vistra Corp. and its subsidiaries’ internal control over financial reporting appearing in this Annual Report on Form 10-K of Vistra Corp. for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
February 25, 2022